Exhibit 10.14

Execution Version

PARENT GUARANTY

among

NII HOLDINGS, INC.
as Parent Guarantor

and

CHINA DEVELOPMENT BANK CORPORATION
as Administrative Agent under the Sinosure Credit Agreement and the Non-Sinosure
Credit Agreement

Dated as of September 25, 2013

Table of Contents
Page
1. DEFINITIONS 4
2. PARENT GUARANTY5

3. LIABILITY OF PARENT GUARANTOR ABSOLUTE6
4. OBLIGATIONS OF PARENT GUARANTOR INDEPENDENT6
5. WAIVERS AND ACKNOWEDGEMENT BY PARENT GUARANTOR7
6. RIGHTS OF FINANCING PARTIES8
7. CONTINUING GUARANTY10
8. SUBORDINATION OF INDEBTEDNESS HELD BY PAReNT GUARANTOR10
9. GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT10
10. REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR11
10.1 Status11
10.2 Organization11
10.3 Authority and Consents11
10.4 Governing Law and Enforcement11
10.5 No Filing or Stamp Taxes12
10.6 No Default12
10.7 Ranking12
10.8 No Adverse Consequences12
10.9 No Parent Guarantor Material Adverse Effect12

11. COVENANTS OF PARENT GUARANTOR12
11.1 Status12
11.2 Pari Passu Ranking12
11.3 No Parent Guarantor Material Adverse Effect13

12. FATCA DEDUCTION AND GROSS-UP13
12.1 FATCA Deduction and Gross -up by Parent Guarantor13
12.2 FATCA Deduction by Financing Party13
12.3 Tax Benefit and FATCA14
12.4 Administrative Agent’s Assistance14

13. EXPENSES14
14. BENEFIT AND BINDING EFFECT15
15. AMENDMENTS; WAIVERS15
16. SET OFF15
17. NOTICE15
18. REINSTATEMENT15
19. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY
JURY16
20. RELEASE OF LIABILITY OF PARENT GUARANTOR16
21. LIMITATION OF GUARANTEED OBLIGATIONS17
22. COUNTERPARTS17
23. PAYMENTS17
24. HEADINGS DESCRIPTIVE17

PARENT GUARANTY

PARENT GUARANTY AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Parent Guaranty”), dated as of September 25th, 2013, made by NII Holdings Inc., a holding company organized and existing under the laws of Delaware (the “Parent Guarantor”) in favor of China Development Bank Corporation, in its capacities as administrative agent (the “Administrative Agent”) under the Sinosure Credit Agreement and the Non-Sinosure Credit Agreement, for the benefit of the Financing Parties as defined thereunder.

W I T N E S S E T H :

WHEREAS, (i) Nextel Telecomunicações Ltda. (the “Borrower”), (ii) the persons listed as guarantors thereunder (the “Guarantors”) and (iii) China Development Bank Corporation as arranger (the “Arranger”), administrative agent (the “Administrative agent”) and lender (the “Lender”) have entered into (a) a US$250,000,000 credit agreement dated as of April 20, 2012, which is supported by the Sinosure Insurance (the “Sinosure Credit Agreement”) and (b) a US $250,000,000 credit agreement dated as of April 20, 2013, which is not supported by the Sinosure Insurance (the “Non-Sinosure Credit Agreement”, together with the Sinosure Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”);

WHEREAS, the Borrower has notified the Administrative Agent of its intention to enter into a series of Permitted Sale Leaseback Transactions and has requested that the Financing Parties agree to amend certain terms and conditions of each Credit Agreement to facilitate the consummation of these transactions (such amendments, the “Amendments”);

WHEREAS, the Borrower is a Subsidiary of the Parent Guarantor; and

WHEREAS, the Parent Guarantor will obtain benefits from the Amendments and, accordingly, desires to execute this Parent Guaranty to induce the Lender to agree to the Amendments;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Parent Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Parent Guarantor hereby makes the following representations and warranties to the Financing Parties and hereby covenants and agrees with the Financing Parties as follows:

1.	DEFINITIONS.

Terms defined in each Credit Agreement shall have the same meanings when used in this Parent Guaranty, unless the context otherwise requires. In addition, unless the context otherwise requires, the following terms shall have the following meanings:

“Code” means the US Internal Revenue Code of 1986.

“Compliance Date” shall mean the date on which the Administrative Agent receives the Compliance Certificates delivered by the Borrower pursuant to Section 5.1 (Financial Statements and Other Information) of each Credit Agreement in respect of the twelve (12) months period ending on June 30, 2015 confirming that it is in compliance with the financial ratios set out in each Credit Agreement.

“FATCA” means: (i) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above; or (iii) any agreement pursuant to the implementation of paragraphs (i) or (ii) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Payment” means either: (i) the increase in a payment made by the Parent Guarantor to a Financing Party under Section 12.1 (FATCA Deduction and Gross-up by Parent Guarantor) or paragraph (b) of Section 12.2 (FATCA Deduction by Financing Party); or (ii) a payment under paragraph (d) of Section 12.2 (FATCA Deduction by Financing Party).

“Guaranteed Obligations” shall have the meaning given to it in Section 2(a) (Parent Guaranty).

“Parent Guarantor Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, condition (financial or otherwise) or properties of the Parent Guarantor, taken as a whole, (ii) the ability of the Parent Guarantor to timely perform any of its obligations under this Parent Guaranty, (iii) the legality, validity or enforceability of any material provision of the Parent Guaranty, or (iv) any material rights and remedies of the Financing Parties under this Parent Guaranty.

“US Tax Obligor” means an obligor some or all of whose payments under the Financing Documents are from sources within the United States for US federal income tax purposes.

2.	PARENT GUARANTY.

(a)The Parent Guarantor, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety to the Financing Parties the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise pursuant to the terms of each Credit Agreement) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under each Credit Agreement and (y) all other payment obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Financing Parties under each Financing Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in each Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Financing Document and the due performance and compliance by the Borrower with all of its payment obligations in all such Financial Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i) being herein collectively called the “Guaranteed Obligations”);

The Parent Guarantor understands, agrees and confirms that the Financing Parties may, in accordance with Section 9, enforce this Parent Guaranty up to the full amount of the Guaranteed Obligations against the Parent Guarantor without proceeding against the Borrower or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Parent Guaranty is a guaranty of prompt payment and performance and not of collection.

(b) Additionally, the Parent Guarantor, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 7.1(e)(Insolvency), Section 7.1(g) (Voluntary Insolvency Proceedings (Borrower)) of each Credit Agreement, and unconditionally, absolutely and irrevocably, promises to pay such Guaranteed Obligations to the Financing Parties on demand.

3.LIABILITY OF PARENT GUARANTOR ABSOLUTE. The liability of the Parent Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Parent Guarantor or by any other party, and the liability of the Parent Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) the failure of the Parent Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Parent Guaranty, (f) any payment made to any Financing Party on the indebtedness which any Financing Party repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Financing Parties as contemplated in Section 6 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4. OBLIGATIONS OF PARENT GUARANTOR INDEPENDENT. The obligations of the Parent Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Parent Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment to the Borrower or other circumstance with operates to toll any statute of limitations as the Borrower shall operate to toll the statute of limitations as to the Parent Guarantor.

5.WAIVERS AND ACKNOWLEDGEMENT BY PARENT GUARANTOR.

(a) The Parent Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of the Parent Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Financing Party against, and any other notice to, any party liable thereon (including the Parent Guarantor, any other guarantor or the Borrower) and the Parent Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of proof of reliance by any Financing Party upon this Parent Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Parent Guaranty.

(b) The Parent Guarantors any right to require the Administrative Agent or any other Financing Party to: (i) proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower or any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Financing Parties’ power whatsoever. The Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations. The Financing Parties may, at their election, foreclose on any collateral serving as security held by the Administrative Agent, the Security Agent or the other Financing Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Financing Parties may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. The Parent Guarantor waives any defense arising out of any such election by the Financing Parties, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of the Parent Guarantor against the Borrower, any other guarantor of the Guaranteed Obligations or any other party or any security.

(c) The Parent Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and the Borrower’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Parent Guaranty is in effect. The Parent Guarantor acknowledges and agrees that (x) the Financing Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of the Parent Guarantor nor to advise the Parent Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Borrower that might become known to any Financing Party at any time, whether or not such Financing Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Parent Guarantor, or might (or does) increase the risk of the Parent Guarantor as guarantor hereunder, or might (or would) affect the willingness of the Parent Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Financing Parties shall have no duty to advise the Parent Guarantor of information known to them regarding any of the aforementioned circumstances of risks.

(d) The Parent Guarantor hereby acknowledges and agrees that no Financing Party nor any other Person shall be under any obligation (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Borrower under the Financing Documents or the obligation of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself any right which the Parent Guarantor hereby waives.

(e) The Parent Guarantor warrants and agrees that each of the waivers set forth in Section 4 and in this Section 5 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

6. RIGHTS OF FINANCING PARTIES. Subject to Section 5, the Parent Guarantor acknowledges that any Financing Party may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without consent of, or notice to, the Parent Guarantor, without incurring responsibility to the Parent Guarantor, without impairing or releasing the obligations or liabilities of the Parent Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)	change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b)take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)exercise or refrain from exercising any rights against the Borrower, any other guarantor of the Borrower, or others or otherwise act or refrain from acting;

(d)release or substitute any one or more endorsers, other guarantors, the Borrower or other obligors;

(e)settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Financing Parties;

(f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Financing Parties regardless of what liabilities of the Borrower remain unpaid;

(g)consent to or waive any breach of, or any act, omission or default under, any of the Financing Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Financing Documents or any of such other instruments or agreements;

(h)act or fail to act in any manner which may deprive the Parent Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Parent Guaranty at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations; and/or

(i)take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent Guarantor from its liabilities under the Parent Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of the Parent Guarantor or constitute a legal or equitable defense to or discharge the liabilities of a guarantor or surety or that might otherwise limit recourse against the Parent Guarantor).
No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Financing Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Parent Guaranty, and this Parent Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

7. CONTINUING GUARANTY. This Parent Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Financing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Financing Party would otherwise have. No notice to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Financing Party to any other further action in any circumstances without notice or demand. It is not necessary for any Financing Party to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

8. SUBORDINATION OR INDEBTEDNESS HELD BY PARENT GUARANTOR. Any indebtedness of the Borrower now or hereafter held by the Parent Guarantor is herby subordinated to the indebtedness of the Borrower to the Financing Parties; and such indebtedness of the Borrower to the Parent Guarantor, if the Administrative Agent or the Security Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by the Parent Guarantor as trustee for the Financing Parties and be paid over to the Financing Parties on account of the indebtedness of the Borrower or such other Guaranteed Party to the Financing Parties, but without affecting or impairing in any manner the liability of the Parent Guarantor under the provisions of this Parent Guaranty. Notwithstanding the aforementioned, the Parent Guarantor may receive scheduled payments on the indebtedness of the Borrower held by the Parent Guarantor (other that the Subordinated Restricted Intercompany Indebtedness), provided that no Default has occurred. Prior to the transfer by the Parent Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Parent Guarantor, the Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Parent Guarantor hereby agrees with the Financing Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash; provided, that if any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Financing Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Financing Parties to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Financing Documents or, if the Financing Documents do not provide for the application of such amount, to be held by the Financing Parties as collateral security for any Guaranteed Obligations thereafter existing.

9. GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT.

Notwithstanding anything to the contrary contained elsewhere in this Parent Guaranty, the Financing Parties agree (by their acceptance of the benefits of this Parent Guaranty) that this Parent Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders and that no other Financing Party shall have any right individually to seek to enforce or to enforce the Parent Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Financing Parties upon the terms of this Parent Guaranty. The Financing Parties further agree that this Parent Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of the Parent Guarantor. It is understood and agreed that the agreement in this Section 9 is among and solely for the benefit of the Financing Parties and that, if the Required Lenders so agree (without requiring the consent of the Parent Guarantor), the Parent Guaranty may be directly enforced by any Financing Party.

10. REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR.
In order to induce the Financing Parties to enter into the Amendment, the Parent Guarantor represents, warrants and covenants as of the date hereof that:

10.1 Status. The Parent Guarantor is not a US Tax Obligor.

10.2 Organization. The Parent Guarantor is duly organized, validly existing and in good standing under the laws of Delaware. The Parent Guarantor is duly authorized and qualified to do business and is in good standing in its jurisdiction of incorporation and in jurisdictions in which the conduct of its business requires it to so qualify. The Parent Guarantor has the requisite corporate power and authority to execute, deliver and perform this Parent Guaranty.

10.3 Authority and Consents.

(a) The execution, delivery and performance by the Parent Guarantor of this Parent Guaranty and the transactions contemplated by it; (i) have been duly authorized by all necessary corporate action; (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of its Charter Documents, (B) any applicable Law or (C) any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its properties may be bound or affected, including all Governmental Approvals; and (iii) will not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Parent Guarantor.

(b)This Parent Guaranty (i) has been duly executed and delivered by the Parent Guarantor and (ii) when executed and delivered by each of the other parties thereto will be the legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as enforceability thereof may be limited by insolvency, moratorium, bankruptcy or similar laws affecting the enforcement of creditors’ rights generally.

(c)All authorizations required to make this Parent Guarantee admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect.

10.4 Governing Law and Enforcement.
(a) The choice of governing law of this Parent Guaranty will be recognized and enforced in the relevant jurisdictions.

(b) Any judgment obtained in relation to this Parent Guaranty in the jurisdiction of the governing law of this Parent Guaranty will be recognized and enforced in the relevant jurisdictions.

10.5 No Filing or Stamp Taxes. Under the Laws of Delaware it is not necessary that this Parent Guaranty be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to this Parent Guaranty or the transactions contemplated by this Parent Guaranty.

10.6 No Default. No Default or Event of Default has occurred and is continuing.

10.7 Ranking. The rights and claims of the Financing Parties against the Parent Guarantor under this Parent Guaranty at all times rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

10.8 No Adverse Consequences.

(a) It is not necessary under the laws of its relevant jurisdictions, (i) in order to enable any Financing Party to enforce its rights under this Parent Guaranty, or (ii) by reason of the execution of this Parent Guaranty or the performance by it of any of its obligations under this Parent Guaranty, that any Financing Party should be licensed, qualified or otherwise entitled to carry on business in any of its relevant jurisdictions.

(b) No Financing Party is or will be deemed to be resident, domiciled or carrying on business in its relevant jurisdictions by reason only of the execution, performance and/or enforcement of this Parent Guaranty.

10.9 No Parent Guarantor Material Adverse Effect. No event, condition or circumstance has occurred which has had or could reasonably be expected to have a Parent Guarantor Material Adverse Effect.

11. COVENANTS OF PARENT GUARANTOR.

11.1 Status. The Parent Guarantor shall ensure that it will not become a US Tax Obligor.

11.2 Pari Passu Ranking. The Parent Guarantor shall ensure that all of its obligations under this Parent Guaranty rank at all times at least pari passu with all other present and future unsecured and unsubordinated Indebtedness.

11.3 No Parent Guarantor Material Adverse Effect. No event, condition or circumstance shall exist or shall have occurred which has or could reasonably be expected to have a Parent Guarantor Material Adverse Effect.

12. FATCA DEDUCTION AND GROSS-UP.

12.1 FATCA Deduction and Gross-up by Parent Guarantor.

(a)If the Parent Guarantor is required to make a FATCA Deduction, it shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)If a FATCA Deduction is required to be made by the Parent Guarantor, the amount of the payment due from the Parent Guarantor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)The Parent Guarantor shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in rate or the basis of a FATCA Deduction) notify the Administrative Agent accordingly. Similarly, a Financing Party shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Financing Party. If the Administrative Agent receives such notification from a Financing Party it shall notify the Parent Guarantor.

(d)Within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Parent Guarantor shall deliver to the Administrative Agent for the benefit of the Financing Party entitled to the payment evidence reasonably satisfactory to that Financing Party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

12.2 FATCA Deduction by Financing Party.

(a)Each Financing Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Financing Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Financing Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Financing Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify the Financing Party and the Administrative Agent.

(b)If an Administrative Agent is required to make a FATCA Deduction in respect of a payment to a Financing Party under a Financing Document which relates to a payment by the Parent Guarantor, the amount of the payment due from the Parent Guarantor shall be increased to an amount which (after the Administrative Agent has made such FATCA Deduction), leaves the Administrative Agent with an amount equal to the payment which would have been made by the Administrative Agent if no FATCA Deduction had been required.

(c)Each Administrative Agent shall promptly upon becoming aware that it must make a FATCA deduction in respect of a payment to a Financing Party under a Financing Document which relates to a payment by the Parent Guarantor (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Parent Guarantor and the relevant Financing Party.

(d)The Parent Guarantor shall (within three Business Days of demand by the Administrative Agent) pay to a Financing Party an amount equal to all the reasonable and documented loss, liability or cost (directly or indirectly) suffered or determined to be suffered by that Financing Party as a result of another Financing Party making a FATCA Deduction in respect of a payment due to it under a Financing Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under paragraph (b) above.

(e)A Financing Party making, or intending to make, a claim under paragraph (d) above shall promptly notify the Administrative Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Parent Guarantor.

12.3 Tax Benefit and FATCA.

If the Parent Guarantor makes a FATCA Payment and the relevant Financing Party determines that:

(a)a Tax Benefit is attributable to an increased payment of which that FATCA Payment forms part, to that FATCA Payment or to a FATCA Deduction in consequence of which that FATCA Payment was required; and

(b)that Financing Party has obtained, utilized and retained that Tax Benefit, the Financing Party shall pay an amount to the Parent Guarantor which that Financing Party determines will leave it (after the payment) in the same after-Tax position as it would have been in had the FATCA Payment not been required to be made by the Parent Guarantor.

12.4 Administrative Agent’s Assistance. The Administrative Agent shall use reasonable efforts to provide the Parent Guarantor (at the Parent Guarantor’s written request) with available factual documentation as permitted by relevant laws and regulations of the People’s Republic of China and any agreements entered into by the Administrative Agent to determine if any FATCA Deduction is required in respect of a payment payable to any Financing Party under a Financing Document which relates to a payment by the Parent Guarantor. The Parent Guaranty agrees that it shall pay all costs and expenses incurred by the Administrative Agent or any Financing Party in complying with this provision.

13. EXPENSES. The Parent Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each other Financing Party in connection with the enforcement of this Parent Guaranty and the protection of the Financing Parties’ rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (Including in-house counsel) employed by the Administrative agent and each other Financing Party).

14. BENEFIT AND BINDING EFFECT. This Parent Guaranty shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the Financing Parties and their successors and assigns.

15. AMENDMENTS; WAIVERS. Neither this Parent Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Parent Guarantor and with the written consent of either (x) the Required Lenders (or, to the extent required by Section 10.12 (Amendment or Waiver) of each Credit Agreement, with the written consent of each Lender) at all times prior to the time at which all Guaranteed Obligations have been paid in full.

16. SET OFF. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any other Financing Party, acting upon instructions from the Required Lenders, is hereby authorized, at any time or from time to time, without notice to the Parent Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by any Financing Party to or for the credit or the account of the Parent Guarantor, against and on account of the obligations and liabilities of the Parent Guarantor to any Financing Party under this Parent Guaranty, irrespective of whether or not such Financing Party shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

17. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or the Parent Guarantor shall not be effective until received by the Administrative Agent or the Parent Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Financing Party, as provided in each Credit Agreement and (ii) in the case of the Parent Guarantor, at its address set forth opposite its signature page below, or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

18. REINSTATEMENT. If any claim is ever made upon any Financing Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Borrower), then and in such event the Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of the Borrower, and the Parent Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

19. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY. THIS PARENT GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE FINANCING PARTIES AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Each Party hereby submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York sitting in the City of New York or any appellate courts of any of them, for the purposes of any action or proceeding arising out of or relating to this Parent Guaranty or the transactions contemplated hereby. The Parent Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Parent Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Parent Guaranty brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Parent Guarantor. The Parent Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Parent Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Parent Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Financing Parties to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Parent Guarantor in any other jurisdiction.

(b) The Parent Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue or any of the aforesaid actions or proceeding arising out of or in connection with this Parent Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)THE PARENT GUARANTOR AND EACH FINANCING PARTY (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS PARENT GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PRO-CEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PARENT GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. RELEASE OF LIABILITY OR PARENT GUARANTOR. The Parent Guarantor shall on the Compliance Date be released from this Parent Guaranty automatically and without further action and this Parent Guaranty shall terminate, and have no further force or effect; provided that no Event of Default has occurred and is continuing.

(b) The Parent Guarantor may at any time prior to the Compliance Date, procure other guarantees or other credit support in replacement of the Parent Guaranty to guarantee the payment of any and all Guaranteed Obligations and the Parent Guarantor shall be released from this Parent Guaranty upon the satisfaction of the Administrative Agent of such replacement.

21. LIMITATION ON GUARANTEED OBLIGATIONS. The Parent Guarantor and each Financing Party (by its acceptance of the benefits of this Parent Guaranty) hereby confirms that it is its intention that this Parent Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, the Parent Guarantor and each Financing Party (by its acceptance of the benefits of this Parent Guaranty)

hereby irrevocably agrees that the Guaranteed Obligations guaranteed by the Parent Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Parent Guarantor that are relevant under such laws, result in the Guaranteed Obligations in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

22. COUNTERPARTS. This Parent Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Parent Guarantor and the Administrative Agent.

23. PAYMENTS. All payments made by the Parent Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Section 2.8 (Net Payments) of each Credit Agreement.

24. HEADINGS DESCRIPTIVE. The headings of the several sections of this Parent Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Parent Guaranty.
* * *

IN WITNESS WHEREOF, The Parent Guarantor has caused this Parent Guaranty to by executed and delivered as of the date first above written.

NII HOLDINGS INC., as Parent Guarantor

Notice Address:
Address: 1875 Explorer Street, Suite 1000
Reston, VA 20190
Attention: Chief Commercial Counsel
Telephone: +1 (703) 547 5217
Facsimile No.: +1 (703) 390 7170
Email:financial.operations@nextel.com.br

By:     /S/ DANIEL E. FREIMAN
Name: Daniel E. Freiman
Title:     Vice President, Treasurer

Accepted and Agreed to:

CHINA DEVELOPMENT BANK CORPORATION, as Administrative Agent under each Credit Agreement

Notice Address:
Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road,
Guangdong Province, Shenzhen 518031, China
Attention: Che Nan
Telephone No.: +86 (755) 2594 2783
Facsimile No.: +86 (755) 2598 7725
Email: chenan@cdb.com.cn

By:     /S/ WANG WEZDONG
Name:     Wang Wezdong
Title:     General Manager